CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$13,063,150	$1,682.53

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

Pricing Supplement dated January 24, 2014
(To the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013)
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-190038
Barclays Bank PLC Trigger Phoenix Autocallable Optimization Securities

$1,986,000 Linked to the common stock of Bank of America Corporation due January 31, 2019
$6,216,500 Linked to the common stock of Intel Corporation due January 31, 2019
$4,860,650 Linked to the common stock of Halliburton Company due January 31, 2019
Investment Description
Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unconditional, unsecured and unsubordinated debt securities issued by Barclays Bank PLC (the “Issuer”) linked to the performance of the common stock of a specific company (the “underlying equity”). Barclays Bank PLC will pay a monthly contingent coupon payment if the closing price of the underlying equity on the applicable Observation Date is equal to or greater than the Coupon Barrier. Otherwise, no coupon will be paid for that month. Barclays Bank PLC will automatically call the Securities prior to maturity if the closing price of the underlying equity on any Observation Date (monthly, beginning after 1 year) is equal to or greater than the closing price of the underlying equity on the Trade Date (the “Initial Price”). If the Securities are called, Barclays Bank PLC will repay the principal amount of your Securities plus pay the contingent coupon for that month, and no further amounts will be owed to you under the Securities. If the Securities are not called prior to maturity and the closing price of the underlying equity on the Final Valuation Date (the “Final Price”) is equal to or greater than the Trigger Price (which is set to equal the Coupon Barrier), Barclays Bank PLC will pay you a cash payment at maturity equal to the principal amount of your Securities plus the contingent coupon for the final month. However, if the Final Price of the underlying equity is less than the Trigger Price, Barclays Bank PLC will pay you less than the full principal amount of your Securities, if anything, resulting in a loss on your initial investment that is proportionate to the negative performance of the underlying equity over the term of the Securities, and you may lose up to 100% of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the credit risk inherent in purchasing a debt obligation of Barclays Bank PLC. If Barclays Bank PLC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities, and you could lose your entire investment. However, the Securities are significantly riskier than conventional debt obligations of Barclays Bank PLC. The Securities may be subject to market risk similar to the underlying equity prior to maturity, and the contingent repayment of principal only applies if you hold the Securities to maturity. At maturity, you may lose up to your entire principal amount depending on the performance of the underlying equity.

Features	Key Dates
❑   Contingent Coupon — Barclays Bank PLC will pay a monthly contingent coupon payment if the closing price of the underlying equity on the applicable Observation Date is equal to or greater than the Coupon Barrier. Otherwise, no coupon will accrue or be paid for that month.
❑   Automatic Call — Barclays Bank PLC will automatically call the Securities and repay your principal amount plus the contingent coupon otherwise due for that month if the closing price of the underlying equity on any monthly Observation Date beginning after one year is greater than or equal to the Initial Price. If the Securities are not called, investors will have the potential for downside market exposure to the underlying equity at maturity.
❑   Contingent Repayment of Principal Amount at Maturity — If you hold the Securities to maturity, the Securities have not been called on any Observation Date and the underlying equity closes at or above the Trigger Price on the Final Valuation Date, Barclays Bank PLC will repay your full principal amount (subject to issuer credit risk). However, if the underlying equity closes below the Trigger Price on the Final Valuation Date, Barclays Bank PLC will repay less than your principal amount, if anything, resulting in a loss of your initial investment that will be proportionate to the full negative Underlying Return.
	Trade Date:	January 24, 2014
	Settlement Date:	January 31, 2014
	Observation Dates1:	Monthly, commencing February 24, 2014 (callable beginning January 26, 2015)
	Final Valuation Date1:	January 25, 2019
	Maturity Date1:	January 31, 2019
1       Subject to postponement in the event of a market disruption event as described under “Reference Assets — Equity Securities — Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.  Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING EQUITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-8 AND UNDER “RISK FACTORS” BEGINNING ON PAGE S-5 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offerings
This pricing supplement relates to three separate Trigger Phoenix Autocallable Optimization Securities we are offering. Each of the three Securities is linked to the common stock of a different company, and each of the three Securities has its own Contingent Coupon Rate, Initial Price, Trigger Price and Coupon Barrier as specified in the table below. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.
Underlying Equity	Contingent Coupon Rate	Initial Price	Coupon Barrier	Trigger Price	CUSIP/ ISIN
Common stock of Bank of America Corporation	7.00% per annum	$16.45	$12.64, which is 76.84% of the Initial Price	$12.64, which is 76.84% of the Initial Price	06742B717 / US06742B7174
Common stock of Intel Corporation	7.00% per annum	$24.81	$17.66, which is 71.18% of the Initial Price	$17.66, which is 71.18% of the Initial Price	06742B691 / US06742B6911
Common stock of Halliburton Company	7.00% per annum	$48.61	$35.19, which is 72.40% of the Initial Price	$35.19, which is 72.40% of the Initial Price	06742B683 / US06742B6838

	Initial Issue Price1		Underwriting Discount		Proceeds to Barclays Bank PLC
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the Common stock of Bank of America Corporation	$1,986,000	$10.00	$49,650	$0.25	$1,936,350	$9.75
Securities linked to the Common stock of Intel Corporation	$6,216,500	$10.00	$155,412.50	$0.25	$6,061,087.50	$9.75
Securities linked to the Common stock of Halliburton Company	$4,860,650	$10.00	$121,516.25	$0.25	$4,739,133.75	$9.75
1 Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is $9.566 per Security for Securities linked to the common stock of Bank of America Corporation; $9.518 per Security for Securities linked to the common stock of Intel Corporation; and $9.550 per Security for Securities linked to the common stock of Halliburton Company . In respect of each offering, the estimated value is less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 of this pricing supplement.
Investing in the Securities involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Key Risks” beginning on page PS-8 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
We may use this pricing supplement in the initial sale of the Securities.  In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any Securities after the initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.
The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities
You should read this pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this pricing supplement differ from those in the prospectus or prospectus supplement, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the three different series of Trigger Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities
Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost which we may incur in hedging our obligations under the Securities, and estimated development and other costs which we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately 8 months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities which we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page PS-8 of this pricing supplement.

Investor Suitability

The Securities may be suitable for you if:

♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You can tolerate the loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as the underlying equity.

♦    You believe the underlying equity will close at or above the applicable Coupon Barrier on the specified Observation Dates.

♦    You are willing to hold securities that will be called on the earliest Observation Date after 1 year on which the underlying equity closes at or above its Initial Price, or you are otherwise willing to hold such securities to maturity, a term of 5 years, and accept that there may be little or no secondary market for the Securities.

♦    You understand and accept that you will not participate in any appreciation of the underlying equity, which may be significant, and are willing to make an investment whose return is limited to the applicable contingent coupon payments.

♦    You are willing to invest in the Securities based on the applicable Coupon Barrier (and corresponding Trigger Price) specified on the cover of this pricing supplement.

♦    You are willing to forgo any dividends paid on the underlying equity.

♦    You do not seek guaranteed current income from this investment.

♦    You are willing to assume the credit risk of Barclays Bank PLC, as Issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC defaults on its payment obligations, you may not receive any payments due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You seek an investment designed to provide a full return of principal at maturity.

♦    You cannot tolerate the loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as the underlying equity.

♦    You do not believe the underlying equity will close at or above the Coupon Barrier on any one of the specified Observation Dates, or you believe the underlying equity will close below the applicable Trigger Price on the Final Valuation Date.

♦    You are unable or unwilling to hold securities that will be called on the earliest Observation Date after 1 year on which the underlying equity closes at or above its Initial Price, or you are otherwise unable or unwilling to hold such securities to maturity, a term of 5 years, and seek an investment for which there will be an active secondary market.

♦    You seek an investment that participates in the full appreciation of the underlying equity and whose return is not limited to the applicable contingent coupon payments.

♦    You are unwilling to invest in the Securities based on the applicable Coupon Barrier (and corresponding Trigger Price) specified on the cover of this pricing supplement.

♦    You prefer to receive any dividends paid on the underlying equity.

♦    You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦    You seek guaranteed current income from your investment.

♦    You are not willing or are unable to assume the credit risk associated with Barclays Bank PLC, as Issuer of the Securities, for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” on page PS-8 as well as the “Risk Factors” beginning on page S-6 of the prospectus supplement for risks related to an investment in the Securities.

Final Terms1
Issuer:	Barclays Bank PLC
Principal Amount per Security:	$10.00 per Security (subject to minimum investment of 100 Securities)
Term:	5 years, unless called earlier
Underlying Equity2:	The common stock of a specific company, as set forth on the cover of this pricing supplement
Call Feature:
The Securities will be called if the closing price of the underlying equity on any Observation Date beginning after 1 year (January 26, 2015) is at or above the Initial Price. If the Securities are called, Barclays Bank PLC will pay on the applicable Call Settlement Date a cash payment per Security equal to the principal amount plus the contingent coupon otherwise due on the related Coupon Payment Date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Observation Dates3:
The first Observation Date will occur on February 24, 2014; Observation Dates will occur monthly thereafter as listed in the “Observation Dates/Coupon Payment Dates/Call Settlement Dates” section below. The final Observation Date, January 25, 2019, will be the “Final Valuation Date.”

Call Settlement Dates:	Two (2) business days following the applicable Observation Date; provided however, if the Securities are called on the Final Valuation Date, the related Call Settlement Date will be the Maturity Date.
Contingent Coupon:
If the closing price of the underlying equity is equal to or greater than the Coupon Barrier on any Observation Date, Barclays Bank PLC will pay you the contingent coupon applicable to such Observation Date.
If the closing price of the underlying equity is less than the Coupon Barrier on any Observation Date, the contingent coupon applicable to such Observation Date will not accrue or be payable and Barclays Bank PLC will not make any payment to you on the related Coupon Payment Date.
The contingent coupon is a fixed amount based upon equal monthly installments at the Contingent Coupon Rate, which is a per annum rate.

Coupon Barrier:	A percentage of the Initial Price of the underlying equity, as specified on the cover of this pricing supplement.
Coupon Payment Dates:	Two (2) business days following the applicable Observation Date; provided however, the final Coupon Payment Date will be the Maturity Date.
Contingent Coupon Rate:
The Contingent Coupon Rate per annum for the Securities linked to the common stock of Bank of America Corporation is 7.00% per annum; the Contingent Coupon Rate per annum for the Securities linked to the common stock of Intel Corporation is 7.00% per annum and the Contingent Coupon Rate per annum for the Securities linked to the common stock of Halliburton Company is 7.00% per annum.
The table below sets forth the contingent coupon for each Security that would be payable for each Observation Date on which the closing price of the underlying equity is greater than or equal to the Coupon Barrier. Amounts have been rounded for ease of analysis.

Contingent Coupon (per Security)
Securities linked to the common stock of Bank of America Corporation	Securities linked to the common stock of Intel Corporation	Securities linked to the common stock of Halliburton Company
$0.0583	$0.0583	$0.0583
Contingent coupon payments on the Securities are not guaranteed. Barclays Bank PLC will not pay you the contingent coupon for any Observation Date on which the closing price of the underlying equity is less than the Coupon Barrier.

Payment at Maturity (per Security):
If the Securities are not called and the Final Price is above or equal to the Trigger Price (which equals the Coupon Barrier) on the Final Valuation Date, Barclays Bank PLC will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security plus the contingent coupon otherwise due for the final month.
If the Securities are not called and the Final Price is below the Trigger Price on the Final Valuation Date, Barclays Bank PLC will pay you a cash payment on the Maturity Date that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Return; equal to:
$10.00 × (1 + Underlying Return)
Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the underlying equity declines.

Underlying Return:	Final Price – Initial Price Initial Price
Trigger Price:	A percentage of the Initial Price of the applicable underlying equity, as specified on the cover of this pricing supplement.
Initial Price:	The closing price of the applicable underlying equity on the Trade Date, as specified on the cover of this pricing supplement.
Final Price:	The closing price of the applicable underlying equity on the Final Valuation Date.
Closing Price:	On any trading day, the last reported sale price of the underlying equity on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
1 Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
2 For a description of adjustments that may affect the reference asset, see “Reference Assets — Equity Securities — Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.
3 Subject to postponement in the event of a market disruption event as described under “Reference Assets — Equity Securities — Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Investment Timeline

Trade Date:	The closing price of the underlying equity (the Initial Price) is observed, and the Coupon Barrier and Trigger Price are determined.

Monthly (callable after 1 year):
If the closing price of the underlying equity is equal to or greater than the Coupon Barrier on any Observation Date, Barclays Bank PLC will pay you a contingent coupon payment on the applicable Coupon Payment Date.

The Securities will be called if the closing price of the underlying equity on any Observation Date on or after January 26, 2015, is equal to or greater than the Initial Price. If the Securities are called, Barclays Bank PLC will pay you a cash payment per Security equal to $10.00 plus the contingent coupon otherwise due on the related Coupon Payment Date.

Maturity Date:
The Final Price is determined as of the Final Valuation Date.

If the Securities have not been called and the Final Price is equal to or greater than the Trigger Price (which equals the Coupon Barrier), Barclays Bank PLC will repay the principal amount equal to $10.00 per Security plus the contingent coupon otherwise due for the final month.

If the Securities have not been called and the Final Price is less than the Trigger Price, Barclays Bank PLC will repay less than the principal amount, if anything, resulting in a loss of principal proportionate to the decline of the underlying equity equal to:

$10.00 × (1 + Underlying Return) per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY CONTINGENT COUPON, PAYMENTS IN RESPECT OF AN AUTOMATIC CALL AND ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF BARCLAYS BANK PLC. IF BARCLAYS BANK PLC WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Observation Dates/Coupon Payment Dates/Call Settlement Dates
Observation Dates	Coupon Payment Dates/ Call Settlement Dates
February 24, 2014*	February 26, 2014
March 24, 2014*	March 26, 2014
April 24, 2014*	April 28, 2014
May 27, 2014*	May 29, 2014
June 24, 2014*	June 26, 2014
July 24, 2014*	July 28, 2014
August 25, 2014*	August 27, 2014
September 24, 2014*	September 26, 2014
October 24, 2014*	October 28, 2014
November 24, 2014*	November 26, 2014
December 24, 2014*	December 29, 2014
January 26, 2015	January 28, 2015
February 24, 2015	February 26, 2015
March 24, 2015	March 26, 2015
April 24, 2015	April 28, 2015
May 26, 2015	May 28, 2015
June 24, 2015	June 26, 2015
July 24, 2015	July 28, 2015
August 24, 2015	August 26, 2015
September 24, 2015	September 28, 2015
October 26, 2015	October 28, 2015
November 24, 2015	November 27, 2015
December 24, 2015	December 29, 2015
January 25, 2016	January 27, 2016
February 24, 2016	February 26, 2016
March 24, 2016	March 29, 2016
April 25, 2016	April 27, 2016
May 24, 2016	May 26, 2016
June 24, 2016	June 28, 2016
July 25, 2016	July 27, 2016
August 24, 2016	August 26, 2016
September 26, 2016	September 28, 2016
October 24, 2016	October 26, 2016
November 28, 2016	November 30, 2016
December 27, 2016	December 29, 2016
January 24, 2017	January 26, 2017
February 24, 2017	February 28, 2017
March 24, 2017	March 28, 2017
April 24, 2017	April 26, 2017
May 24, 2017	May 26, 2017
June 26, 2017	June 28, 2017
July 24, 2017	July 26, 2017
August 24, 2017	August 28, 2017
September 25, 2017	September 27, 2017
October 24, 2017	October 26, 2017
November 24, 2017	November 28, 2017
December 26, 2017	December 28, 2017
January 24, 2018	January 26, 2018
February 26, 2018	February 28, 2018
March 26, 2018	March 28, 2018
April 24, 2018	April 26, 2018
May 24, 2018	May 29, 2018
June 25, 2018	June 27, 2018
July 24, 2018	July 26, 2018
August 24, 2018	August 28, 2018
September 24, 2018	September 26, 2018
October 24, 2018	October 26, 2018
November 26, 2018	November 28, 2018
December 24, 2018	December 27, 2018
January 25, 2019	January 31, 2019
*The Securities are not callable until the twelfth Observation Date, which is January 26, 2015. Thus, the first Call Settlement Date will be January 28, 2015.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying equity. These risks are explained in more detail in the “Risk Factors” section of the accompanying prospectus supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
You may lose some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount at maturity. If the Securities are not called, the Issuer will only pay you the principal amount of your Securities if the Final Price of the underlying equity is greater than or equal to the Trigger Price and will only make such payment at maturity. If the Securities are not called and the Final Price is less than the Trigger Price, you will lose some or all of your initial investment in an amount proportionate to the negative Underlying Return.

♦
You may not receive any contingent coupons — Barclays Bank PLC will not necessarily make periodic coupon payments on the Securities. If the closing price of the underlying equity on an Observation Date is less than the Coupon Barrier, Barclays Bank PLC will not pay you the contingent coupon applicable to such Observation Date. If the closing price of the underlying equity is less than the Coupon Barrier on each of the Observation Dates, Barclays Bank PLC will not pay you any contingent coupons during the term of the Securities, and you will not receive a positive return on your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

♦
Reinvestment risk — If your Securities are called early, the holding period over which you would receive the per annum Contingent Coupon Rate could be as short as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦
Contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you sell your Securities prior to maturity in the secondary market, if any, you may have to sell your Securities at a loss relative to your initial investment even if the price of the underlying equity is above the Trigger Price.

♦
Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying equity — The return potential of the Securities is limited to the pre-specified Contingent Coupon Rate, regardless of the appreciation of the underlying equity. In addition, the total return on the Securities will vary based on the number of Observation Dates on which the closing price of the underlying equity has equaled or exceeded the Coupon Barrier prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any Observation Dates after the applicable Call Settlement Date. Because the Securities could be called as early as the twelfth Observation Date, the total return on the Securities could be minimal. If the Securities are not called, you may be exposed to the underlying equity’s decline even though you cannot participate in any potential appreciation in the price of the underlying equity. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying equity.

♦
Higher Contingent Coupon Rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the Trade Date that the price of the underlying equity could close below the Trigger Price on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for that security. However, while the Contingent Coupon Rate is a fixed percentage, the underlying equity’s volatility may change significantly over the term of the Securities. The price of the underlying equity for your Securities could fall sharply, which could result in a significant loss of principal.

♦
Credit of Issuer — The Securities are unsecured debt obligations of the Issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including contingent coupons and payments in respect of an automatic call or any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦
There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities.

♦
No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. The closing price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity. You should be willing to accept the downside risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

♦
Owning the Securities is not the same as owning the underlying equity — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity. For instance, as a holder of the Securities, you will not have voting rights, rights to receive cash dividends or other distributions, or any other rights that holders of the underlying equity would have. Further, you will not participate in any appreciation of the underlying equity, which could be significant even though you may be exposed to any decline of the underlying equity at maturity.

♦
Price prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of Barclays Bank PLC.

♦
Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation of $0.25 per Security to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

♦
Single equity risk — The price of the underlying equity can rise or fall sharply due to factors specific to the underlying equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the underlying equity.

♦
Antidilution adjustments — For certain corporate events affecting the underlying equity, the calculation agent may make adjustments to the amount payable on the Securities. However, the calculation agent will not make such adjustments in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make such adjustments, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made in the sole discretion of the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this pricing supplement or the prospectus supplement as necessary to achieve an equitable result.

♦
In some circumstances, the payment you receive on the Securities may be based on the stock of another company and not the underlying equity — Following certain corporate events relating to the issuer of the underlying equity where the issuer is not the surviving entity, your return on the Securities paid by Barclays Bank PLC may be based on the shares of a successor to the respective underlying equity issuer or any cash or any other assets distributed to holders of the underlying equity in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “Reference Assets — Equity Securities — Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” of the prospectus supplement.

♦
Potential Barclays Bank PLC impact on market price of underlying equity — Trading or transactions by Barclays Bank PLC or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity, may adversely affect the market price of the underlying equity and, therefore, the market value of the Securities.

♦
Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

♦
Tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation. See “What Are the Tax Consequences of an Investment in the Securities?” on page PS-13 of this pricing supplement.

♦
The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above may be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦
The estimated value of your Securities is lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is lower than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost which we may incur in hedging our obligations under the Securities, and estimated development and other costs which we may incur in connection with the Securities.

♦
The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions which may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦
The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the maturity date could result in a substantial loss to you.

♦
The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 for further information.

♦
We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

Hypothetical Examples of How the Securities Perform
The examples below illustrate the payment upon a call or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the assumptions as set forth below.* The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payment per $10.00 principal amount Security over the term of the Securities to $10.00. The examples below do not take into account any tax consequences from investing in the Securities. Numbers in the examples below have been rounded for ease of analysis.

Principal Amount:	$10.00
Term:	5 years
Initial Price:	$100.00
Contingent Coupon Rate:	6.00% per annum (or 0.5000% per month)
Contingent Coupon:	$0.0500 per month
Observation Dates:
Observation Dates will occur monthly as set forth under “Final Terms” and “Observation Dates/Coupon Payment Dates/Call Settlement Dates” in this pricing supplement and will be callable beginning on the twelfth observation date.

Coupon Barrier:	$80.00 (which is 80% of the Initial Price)
Trigger Price:	$80.00 (which is 80% of the Initial Price)

*
Terms used for purposes of these hypothetical examples may not represent the actual Contingent Coupon Rate per annum, Initial Price, Coupon Barrier or Trigger Price applicable to any Security offering described in this pricing supplement. The actual Initial Price, Contingent Coupon Rate, Coupon Barrier and Trigger Price applicable to each Security offering is indicated on the cover of this pricing supplement.

Example 1 — Securities are Called on the Twelfth Observation Date

Date	Closing Price	Payment (per Security)
First Observation Date	$105.00
Closing price of underlying equity above Initial Price, Securities NOT callable because Observation Date is prior to the twelfth Observation Date; above Coupon Barrier, Issuer pays contingent coupon payment of $0.0500 on first Coupon Payment Date.

Second Observation Date	$60.00
Closing price of underlying equity below Initial Price, Securities NOT callable because Observation Date is prior to the twelfth Observation Date; below Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on second Coupon Payment Date.

Third to Eleventh Observation Dates	Various (at or above $80.00 Coupon Barrier)
Closing price of underlying equity below Initial Price, Securities NOT callable because Observation Dates are prior to the twelfth Observation Date; above Coupon Barrier, Issuer pays contingent coupon payment of $0.0500 on each consecutive Coupon Payment Date from the third to the eleventh Observation Dates.

Twelfth Observation Date	$110.00	Closing price of underlying equity at or above Initial Price, Securities are called; Issuer repays principal plus pays contingent coupon payment of $0.0500 on Call Settlement Date.
Total Payment (per $10.00 Security):		$10.55 (5.50% total return on the Securities)

Because the closing price of the underlying equity is equal to or greater than the Initial Price on the twelfth Observation Date (which is approximately 1 year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are called on the twelfth Observation Date. The Issuer will pay you on the Call Settlement Date $10.0500 per $10.00 principal amount Security, which is equal to your principal amount plus the contingent coupon payment due in connection with the twelfth Observation Date. No further payments will be made on the Securities.

In addition, because the closing price of the underlying equity was equal to or greater than the Coupon Barrier on the first and third through eleventh Observation Dates, the Issuer will pay the contingent coupon payment of $0.0500 on the first and each of the third through eleventh Coupon Payment Dates. However, because the closing price of the underlying equity was less than the Coupon Barrier on the second Observation Date, the Issuer will not pay any contingent coupon payment on the Coupon Payment Date following the second Observation Date.

Example 2 — Securities are NOT Called and the Final Price is above the Trigger Price on the Final Valuation Date

Date	Closing Price	Payment (per Security)
First Observation Date	$90.00
Closing price of underlying equity below Initial Price, Securities NOT callable because Observation Date is prior to the twelfth Observation Date e; above Coupon Barrier, Issuer pays contingent coupon payment of $0.0500 on first Coupon Payment Date.

Second Observation Date	$60.00	Closing price of underlying equity below Initial Price, Securities NOT callable because Observation Date is prior to the twelfth Observation Date; below

		Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on second Coupon Payment Date.
Third Observation Date	$55.00
Closing price of underlying equity below Initial Price, Securities NOT callable because Observation Date is prior to the twelfth Observation Date; below Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on third Coupon Payment Date.

Fourth to Fifty-Ninth Observation Dates	Various (below $80.00 Coupon Barrier)
Closing price of underlying equity below Initial Price, Securities NOT callable through eleventh Observation Date and not called thereafter. Closing price below Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on any Coupon Payment Date from the fourth to the fifty-ninth Observation Dates.

Sixtieth Observation Date (the Final Valuation Date)	$85.00
Closing price of underlying equity below Initial Price, Securities NOT called; Final Price above Trigger Price and Coupon Barrier, Issuer repays principal plus pays contingent coupon payment of $0.0500 on Maturity Date.

Total Payment (per $10.00 Security):		$10.10 (1.00% total return on the Securities)

Because the closing price of the underlying equity was less than the Initial Price on each Observation Date on and after the twelfth Observation Date (which is approximately 1 year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not called. Because the Final Price is equal to or greater than the Trigger Price and Coupon Barrier, at maturity, the Issuer will pay you $10.0500 per $10.00 principal amount Security, which is equal to your principal amount plus the contingent coupon payment due in connection with the sixtieth Observation Date.

In addition, because the closing price of the underlying equity was equal to or greater than the Coupon Barrier on the first Observation Date, the Issuer will pay the contingent coupon payment of $0.0500 on the first Coupon Payment Date. However, because the closing price of the underlying equity was less than the Coupon Barrier on the second Observation Date, the third Observation Date and on the fourth through fifty-ninth Observation Dates, the Issuer will not pay any contingent coupon payment on the Coupon Payment Dates following the second Observation Date, the third Observation Date and on the fourth through fifty-ninth Observation Dates.

Example 3 — Securities are NOT Called and the Final Price is below the Trigger Price on the Final Valuation Date

Date	Closing Price	Payment (per Security)
First Observation Date	$60.00
Closing price of underlying equity below Initial Price, Securities NOT callable because Observation Date is prior to the twelfth Observation Date; below Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on first Coupon Payment Date.

Second Observation Date	$65.00
Closing price of underlying equity below Initial Price, Securities NOT callable because Observation Date is prior to the twelfth Observation Date; below Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on second Coupon Payment Date.

Third Observation Date	$60.00
Closing price of underlying equity below Initial Price, Securities NOT callable because Observation Date is prior to the twelfth Observation Date; below Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on third Coupon Payment Date.

Fourth to Fifty-Ninth Observation Dates	Various (below $80.00 Coupon Barrier)
Closing price of underlying equity below Initial Price, Securities NOT callable through eleventh Observation Date and not called thereafter. Closing price below Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on any Coupon Payment Date from the fourth to the fifty-ninth Observation Dates.

Sixtieth Observation Date (the Final Valuation Date)	$45.00
Closing price of underlying equity below Initial Price, Securities NOT called; below Coupon Barrier and Trigger Price, Issuer DOES NOT pay contingent coupon payment on Maturity Date, and Barclays Bank PLC will repay less than the principal amount resulting in a loss proportionate to the decline of the underlying equity.

Total Payment (per $10.00 Security):		$4.50 (a 55.00% loss on the Securities)

Because the closing price of the underlying equity is less than the Initial Price on each Observation Date on and after the twelfth Observation Date (which is approximately 1 year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not called. Because the Final Price is less than the Trigger Price on the Final Valuation Date, at maturity, the Issuer will pay you a total of $4.50 per $10.00 principal amount, calculated as follows:

$10.00 × (1 + Underlying Return) = $10.00 × (1 + -55.00%) = $4.50

In addition, because the closing price of the underlying equity is less than the Coupon Barrier on each Observation Date, the Issuer will not pay any contingent coupon payments over the term of the Securities.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the Securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupons as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, Exchange or Redemption of a Security. Assuming the treatment described above is respected, upon a sale or exchange of the Securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities (assuming contingent coupons are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the Securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the Securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your Securities between the time your right to a contingent coupon is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent coupon. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to an Observation Date but that can be attributed to an expected contingent coupon payment could be treated as ordinary income. You should consult your tax adviser regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the Securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently proposed Treasury regulations, if finalized in their current form, could impose withholding after December 31, 2015 on non-U.S. holders at a rate of 30% (or lower treaty rate) on amounts treated as attributable to dividends from U.S. stocks underlying financial instruments such as the Securities. Withholding may be required even if the instrument does not explicitly take into account dividends paid on the underlying U.S. stocks, and even if the non-U.S. holder has not received any payments on the instrument. Because these rules would apply only to instruments acquired after March 4, 2014, these rules will not apply to initial non-U.S. holders that acquire their Securities in this offering. However, a non-U.S. purchaser that acquires Securities after March 4, 2014 might be subject to withholding under these rules, depending on the facts as of the date of the acquisition. Although there are exceptions to the broad reach of these proposed withholding rules, they are uncertain in scope, and we or other withholding agents may determine that withholding is required after December 31, 2015. If withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. person, you should consult your tax adviser regarding the potential application of these proposed regulations.

Information about the Underlying Equity
Included in the following pages is a brief description of the issuers of each of the underlying equities. This information has been obtained from publicly available sources. Also set forth below is a table that provides the quarterly high and low closing prices for each underlying equity. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying equity as an indication of future performance.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of the underlying equity can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified any of the information herein obtained from outside sources.

Bank of America Corporation
According to publicly available information, Bank of America Corporation (the “Company”) is a financial institution, serving individual consumers, small- and middle-market businesses, institutional investors, large corporations and governments with a range of banking, investing, asset management and other financial and risk management products and services.

Information filed by the Company with the SEC can be located by reference to its SEC file number: 001-06523. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “BAC”.

Historical Information

The following table sets forth the quarterly high and low closing prices for the underlying equity, based on daily closing prices on the New York Stock Exchange, as reported by Bloomberg. The closing price of the underlying equity on January 24, 2014 was $16.45. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. The historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2008	3/31/2008	$45.03	$35.31	$37.91
4/1/2008	6/30/2008	$40.86	$23.87	$23.87
7/1/2008	9/30/2008	$37.48	$18.52	$35.00
10/1/2008	12/31/2008	$38.13	$11.25	$14.08
1/1/2009	3/31/2009	$14.33	$3.14	$6.82
4/1/2009	6/30/2009	$14.17	$7.05	$13.20
7/1/2009	9/30/2009	$17.98	$11.84	$16.92
10/1/2009	12/31/2009	$18.59	$14.58	$15.06
1/1/2010	3/31/2010	$18.04	$14.45	$17.85
4/1/2010	6/30/2010	$19.48	$14.37	$14.37
7/1/2010	9/30/2010	$15.67	$12.32	$13.11
10/1/2010	12/31/2010	$13.56	$10.95	$13.34
1/1/2011	3/31/2011	$15.25	$13.33	$13.33
4/1/2011	6/30/2011	$13.72	$10.50	$10.96
7/1/2011	9/30/2011	$11.09	$6.06	$6.12
10/1/2011	12/31/2011	$7.35	$4.99	$5.56
1/1/2012	3/31/2012	$9.93	$5.80	$9.57
4/1/2012	6/30/2012	$9.68	$6.83	$8.18
7/1/2012	9/30/2012	$9.55	$7.04	$8.83
10/1/2012	12/31/2012	$11.60	$8.93	$11.60
1/1/2013	3/31/2013	$12.78	$11.03	$12.18
4/1/2013	6/30/2013	$13.83	$11.44	$12.86
7/1/2013	9/30/2013	$14.95	$12.83	$13.80
10/1/2013	12/31/2013	$15.88	$13.69	$15.57
1/1/2014	1/24/2014*	$17.15	$16.10	$16.45
*           As of the date of this pricing supplement information for the first calendar quarter of 2014 includes data for the period from January 1, 2014 through January 24, 2014. Accordingly the “Quarterly High,” “Quarterly Low,” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first quarter of 2014.

The graph below illustrates the performance of the underlying equity from January 2, 2004 to January 24, 2014. The dotted line represents the Coupon Barrier and Trigger Price of $12.64, which is equal to 76.84% of the closing price on January 24, 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the underlying equity based on the daily closing price of the underlying equity. We obtained the closing prices above from Bloomberg. We have not independently verified any of the information obtained from Bloomberg. Historical performance of the underlying equity is not an indication of future performance. Future performance of the underlying equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the underlying equity will result in the return of any of your initial investment.

Intel Corporation
According to publicly available information, Intel Corporation (the “Company”) designs and manufactures advanced integrated digital technology platforms.

Information filed by the Company with the SEC can be located by reference to its SEC file number: 001-06217. The Company’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “INTC”.

Historical Information

The following table sets forth the quarterly high and low closing prices for the underlying equity, based on daily closing prices on the NASDAQ Global Select Market, as reported by Bloomberg. The closing price of the underlying equity on January 24, 2014 was $24.81. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. The historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2008	3/31/2008	$25.35	$18.61	$21.18
4/1/2008	6/30/2008	$25.00	$20.69	$21.48
7/1/2008	9/30/2008	$24.52	$17.27	$18.73
10/1/2008	12/31/2008	$18.52	$12.23	$14.66
1/1/2009	3/31/2009	$15.82	$12.08	$15.05
4/1/2009	6/30/2009	$16.64	$15.00	$16.55
7/1/2009	9/30/2009	$20.32	$15.94	$19.57
10/1/2009	12/31/2009	$20.83	$18.50	$20.40
1/1/2010	3/31/2010	$22.68	$19.01	$22.26
4/1/2010	6/30/2010	$24.21	$19.45	$19.45
7/1/2010	9/30/2010	$21.78	$17.72	$19.23
10/1/2010	12/31/2010	$21.91	$18.87	$21.03
1/1/2011	3/31/2011	$22.14	$19.82	$20.17
4/1/2011	6/30/2011	$23.87	$19.49	$22.16
7/1/2011	9/30/2011	$23.23	$19.20	$21.33
10/1/2011	12/31/2011	$25.66	$20.62	$24.25
1/1/2012	3/31/2012	$28.19	$24.54	$28.11
4/1/2012	6/30/2012	$29.18	$25.04	$26.65
7/1/2012	9/30/2012	$26.88	$22.51	$22.68
10/1/2012	12/31/2012	$22.84	$19.36	$20.63
1/1/2013	3/31/2013	$22.68	$20.23	$21.85
4/1/2013	6/30/2013	$25.47	$20.94	$24.22
7/1/2013	9/30/2013	$24.24	$21.90	$22.92
10/1/2013	12/31/2013	$25.96	$22.48	$25.96
1/1/2014	1/24/2014*	$26.67	$24.81	$24.81
*
As of the date of this pricing supplement information for the first calendar quarter of 2014 includes data for the period from January 1, 2014 through January 24, 2014. Accordingly the “Quarterly High,” “Quarterly Low,” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first quarter of 2014.

The graph below illustrates the performance of the underlying equity from January 2, 2004 to January 24, 2014. The dotted line represents the Coupon Barrier and Trigger Price of $17.66, which is equal to 71.18% of the closing price on January 24, 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the underlying equity based on the daily closing price of the underlying equity. We obtained the closing prices above from Bloomberg. We have not independently verified any of the information obtained from Bloomberg. Historical performance of the underlying equity is not an indication of future performance. Future performance of the underlying equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the underlying equity will result in the return of any of your initial investment.

Halliburton Company
According to publicly available information, Halliburton Company (the “Company”) is a provider of various products and services to the energy industry related to the exploration, development, and production of oil and natural gas worldwide.

Information filed by the Company with the SEC can be located by reference to its SEC file number: 001-03492. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “HAL”.

Historical Information

The following table sets forth the quarterly high and low closing prices for the underlying equity, based on daily closing prices on the New York Stock Exchange, as reported by Bloomberg. The closing price of the underlying equity on January 24, 2014 was $48.61. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. The historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2008	3/31/2008	$39.33	$31.75	$39.33
4/1/2008	6/30/2008	$53.07	$39.42	$53.07
7/1/2008	9/30/2008	$53.91	$30.29	$32.39
10/1/2008	12/31/2008	$30.32	$13.46	$18.18
1/1/2009	3/31/2009	$21.16	$14.78	$15.47
4/1/2009	6/30/2009	$24.33	$15.55	$20.70
7/1/2009	9/30/2009	$28.32	$18.72	$27.12
10/1/2009	12/31/2009	$31.75	$25.74	$30.09
1/1/2010	3/31/2010	$34.60	$28.10	$30.13
4/1/2010	6/30/2010	$34.96	$21.15	$24.55
7/1/2010	9/30/2010	$33.40	$24.98	$33.07
10/1/2010	12/31/2010	$41.15	$31.40	$40.83
1/1/2011	3/31/2011	$49.84	$38.17	$49.84
4/1/2011	6/30/2011	$51.00	$45.33	$51.00
7/1/2011	9/30/2011	$57.27	$30.52	$30.52
10/1/2011	12/31/2011	$39.13	$28.68	$34.51
1/1/2012	3/31/2012	$38.51	$32.48	$33.19
4/1/2012	6/30/2012	$35.03	$26.70	$28.39
7/1/2012	9/30/2012	$37.44	$28.36	$33.69
10/1/2012	12/31/2012	$35.65	$29.95	$34.69
1/1/2013	3/31/2013	$43.32	$35.71	$40.41
4/1/2013	6/30/2013	$45.55	$37.21	$41.72
7/1/2013	9/30/2013	$50.32	$42.45	$48.15
10/1/2013	12/31/2013	$56.26	$48.40	$50.75
1/1/2014	1/24/2014*	$50.90	$48.61	$48.61

*
As of the date of this pricing supplement information for the first calendar quarter of 2014 includes data for the period from January 1, 2014 through January 24, 2014. Accordingly the “Quarterly High,” “Quarterly Low,” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first quarter of 2014.

The graph below illustrates the performance of the underlying equity from January 2, 2004 to January 24, 2014. The dotted line represents the Coupon Barrier and Trigger Price of $35.19, which is equal to 72.40% of the closing price on January 24, 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the underlying equity based on the daily closing price of the underlying equity. We obtained the closing prices above from Bloomberg. We have not independently verified any of the information obtained from Bloomberg. Historical performance of the underlying equity is not an indication of future performance. Future performance of the underlying equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the underlying equity will result in the return of any of your initial investment.

Supplemental Plan of Distribution
We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents”, and the Agents have agreed to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of this pricing supplement. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We expect that delivery of the Securities will be made against payment for the Securities on or about the Settlement Date indicated on the cover of this document, which will be the fifth business day following the Trade Date (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Securities on any date prior to three business days before delivery will be required, by virtue of the fact that the Securities will initially settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.  See “Plan of Distribution” in the prospectus supplement.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement.

Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of January 14, 2014, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on January 14, 2014, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated January 14, 2014, which has been filed as an exhibit to the report on Form 6-K referred to above.